Exhibit 10.1

Water Science, LLC
1800 NW 89th Place
Miami, Florida 33172

October 30, 2008

EAU Technologies, Inc.
1890 Cobb International Blvd., Suite A
Kennesaw, Georgia 30152

Re:	Limited Waiver of Section 2.4 of Warrant Agreement dated May 9, 2007, and Section 9 of Second Amended and Restated Senior Secured Convertible Promissory Note dated October 6, 2008

Gentlemen:

Reference is made to (a) the Warrant Agreement dated May 9, 2007, by and between Water Science, LLC (the "Investor") and EAU Technologies, Inc. (the "Company"), and (b) the Second Amended and Restated Senior Secured Convertible Promissory Note, dated as of October 6, 2008 by and between the Investor and the Company (the "Second Amended Convertible Note").

The Board of Directors of the Company, or the Compensation Committee thereof, has approved the issuance of 100,000 of shares of its $0.0001 par value common stock at a sales price of $1.00 per share to Theodore C. Jacoby, Jr., a director of the Company. Investor hereby agrees that the issuance of the shares of stock will not cause an adjustment in (a) the Conversion Price of $1.00 pursuant to Section 9 under the Second Amended Convertible Note, or (b) the Purchase Price pursuant to Section 2.4 of the Warrant Agreement.

Very truly yours,

WATER SCIENCE, LLC

Peter F. Ullrich Manager